Exhibit(5e)

   INVESTMENT MANAGEMENT AGREEMENT


          AGREEMENT dated as of October 30, 1997, between the Alameda-Contra Costa Medical Association Collective Investment Trust for Retirement Plans (the "Trust") and Lazard Asset Management Division of Lazard Freres & Co. LLC as an investment manager ("Investment Manager") to manage the International Value Equity Portfolio (the "Portfolio").

                               RECITALS

          The Trust has been established to provide a satis-factory diversification of investments for various Participating Trusts which are IRAs that are exempt under
   Section 408(e) of the Internal Revenue Code of 1986, as amended (the "Code"), and that are maintained in conformity with Section 408(a) of the Code, or trusts described in
   Section 401(a) of the Code that are exempt from taxation under Section 501(a) of the Code and form part of stock bonus, pension or profit sharing plans;

          The Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end diversified management investment company under the Investment Company Act of 1940, as amended (the "Investment
   Company Act");

          The Supervisory Committee of the Trust appointed
   Wells Fargo Bank, N.A. as Custodial Trustee of the Trust, to have custody of the assets of each Portfolio; and

          The Supervisory Committee desires Investment
   Manager, as an investment manager of the Trust, to manage the investment of the assets of the Portfolio, and the Investment
   Manager is willing to render such services;

          NOW THEREFORE, in consideration of the mutual covenants and agreements herein, the parties hereto hereby agree as follows:

          Section 1.  DEFINED TERMS.  Unless otherwise
   defined in this Agreement, capitalized terms used in this Agreement have the meanings defined in the Declaration of Trust, dated February 9, 1990, establishing the Trust (the
   "Declaration of Trust").

         Section 2.  AGREEMENT TO ACT AS INVESTMENT MANAGER, ETC.

                 (a)  Subject to the direction and control of
   the Supervisory Committee of the Trust, the Investment
   Manager will manage the investment and reinvestment of the assets of the Portfolio as follows:

                    (i)  The Investment Manager will maintain
                            a continuous investment program for
                            the Portfolio;

                   (ii)  The Investment Manager will
                            determine what securities shall be
                            purchased or sold by the Portfolio;

                  (iii)  The Investment Manager will arrange
                            for the purchase and sale of
                            securities held in the Portfolio by
                            placing orders, pursuant to its
                            determinations either directly with
                            the issuer or with any broker or
                            dealer who deals in the securities
                            in which the Trust is active;

                   (iv)  The Investment Manager will determine

                            what portion, if any, of the

                            Portfolio shall be held uninvested;

                            and

                    (v)  In connection with the foregoing,
                            the Investment Manager shall be
                            entitled to exercise each and every
                            of the powers with respect to the
                            Portfolio set forth herein and in
                            the Trust's Registration Statement
                            filed with the Commission.

               (b) Any investment program maintained by the Investment Manager under this Agreement shall at all times conform to, and be in accordance with any requirements imposed by: (i) the provisions of the Investment Company Act, Investment Advisers Act of 1940, as amended, any rules or regulations in force thereunder, and all other applicable federal and state laws; (ii) the provisions of the Declaration of Trust and the Rules and Procedures of the Supervisory Committee as in effect from time to time;
   (iii) any policies and determinations of the Supervisory Committee of the Trust as in effect from time to time; and
   (iv) the investment objectives and policies of the Trust and the Portfolio, as reflected in the Trust's Registration Statement that is filed with the Commission.
   The Investment Manager shall invest the assets of the

   Portfolio in the manner provided above and shall diversify the Portfolio as contemplated by the Registration Statement.

               (c)  The Investment Manager shall give the
   Trust the benefit of its best judgment and effort in rendering services hereunder, but the Investment Manager shall not be liable for any loss sustained by reason of the adoption of any investment policy by the Supervisory Committee. Nothing herein contained shall, however, be construed to protect the Investment Manager against any liability to the Trust or the holders of Units issued by the Trust by reason of willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

               (d) On occasions when the Investment Manager deems the purchase, sale, or loan of a security to be in the best interest of the Trust as well as other customers, the Investment Manager, to the extent permitted by applicable law, may aggregate the securities to be so purchased, sold or loaned in order to obtain the best execution or lower brokerage commissions, if any. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Investment Manager in the manner it considers to be the most equitable and consistent with its obligation to the Trust and to such other customers.

               (e)  The Investment Manager may cause the
   Portfolio to pay a broker which provides brokerage and research services to the Investment Manager a commission for effecting a securities transaction in excess of the amount another broker might have charged. Such higher commissions may not be paid unless the Investment Manager determines in good faith that the amount paid is reasonable in relation to the services received in terms of the particular transaction or the Investment Manager's overall responsibilities to the Portfolio.

               (f)  The Investment Manager shall maintain
   books and records with respect to the securities transactions of the Portfolio and shall render to the Supervisory
   Committee such periodic and special reports as the Supervisory Committee may reasonably request. The Investment
   Manager shall assist in the preparation of reports to Participating Trusts, to the Commission, and in all audits of the Trust.

               (g)  The Supervisory Committee shall direct
   the Custodial Trustee to keep safely in one or more separate accounts in the name of the Trust all cash and securities of the Trust delivered to the Custodial Trustee by the Investment Manager. All securities held for the Trust that are issued in bearer form may be held by the Custodial Trustee or its agent in that form or in registered form. All securities held for the Trust other than in bearer form shall be registered in the name of any duly appointed and registered nominee of the Custodial Trustee. The Custodial Trustee shall pay for and receive all securities purchased for the Trust. The Custodial Trustee shall make delivery of securities sold by the Trust only upon payment. In connection with any conversion of securities pursuant to their terms, reorganization, recapitalization, redemption in kind, consolidation, merger, change of par value or similar conversion or upon the exercise of the subscription, purchase or other similar rights represented by securities, the Custodial Trustee shall exchange securities for other securities or for other securities and cash. The Custodial Trustee shall also collect all income and other payments due with respect to all securities of the Trust and shall present for payment when due all such securities.

          Section 3.  Allocation of Expenses and Compensation
   of the Investment Manager.

               (a)  The Investment Manager shall pay all
   expenses incurred by it in connection with acting as investment adviser, other than costs (including taxes and brokerage commissions) of securities purchased for the Trust. Expenses incurred by the Investment Manager include the costs of statistical and research data, other accounting services, rendering periodic and special reports to the Supervisory Committee and other costs associated with providing investment research and portfolio management.

               (b)  The Trust agrees to pay the Investment
   Manager and the Investment Manager agrees to accept as full compensation for all services rendered by the Investment Manager as such, a fee for its services for the Portfolio established under Section 4.1 of the Declaration of Trust at an annual rate of 1% of the first $1 million of the aggregate fair market value of the assets of such Portfolio as determined on each Valuation Date, and 75 basis points on the balance. Payments of the Investment Manager's fee shall be made quarterly on the relevant Valuation Date.

          Section 4.  Duration, Termination and Amendment.

               (a) This Agreement shall become effective as to the Portfolio as of the date first set forth above. This Agreement shall remain in effect until April 1, 1999, and from year to year thereafter, but only so long as such continuance is approved at least annually (i) by the vote of a majority of the members of the Supervisory Committee who are not parties to this Agreement or "interested persons" of any such party as that term is used in the Investment Company Act and (ii) by the Supervisory Committee or by the vote of a "majority" of the outstanding Units of the Portfolio as that term is used in the Investment Company Act. This Agreement may be terminated, on 60 days prior written notice, as to any Portfolio at any time without the payment of any penalty by the vote of a majority of the members of the Supervisory Committee, by the vote of a majority of the outstanding Units of such Portfolio, or by the Investment Manager. This Agreement shall automatically and immediately terminate in its entirety in the event of the assignment of this Agreement within the meaning of Section 15(a)(4) of the Investment Company Act.

               (b)  No provision of this Agreement may be
   changed, waived, discharged or terminated as to the Portfolio orally, but only by an instrument in writing signed by the Trust and the Investment Manager and no amendment of this Agreement shall be effective until approved by the vote of a majority of the members of the Supervisory Committee who are not parties to this Agreement or "interested persons" of any such party as that term is used in the Investment Company Act, cast in person at a meeting called for the purpose of voting on such amendment, and, if required by the Investment Company Act, the vote of a majority of the outstanding Units of the Portfolio.

          Section 5.  Quarterly Reports.  The Investment
   Manager will prepare and furnish to the Supervisory
   Committee, at least quarterly, written reports evaluating, analyzing, and approving the Portfolio.

          Section 6.  Change In Membership.  The Investment
   Manager shall notify the Supervisory Committee of any change in its membership within a reasonable time after such change.

          Section 7.  Governing Law.  This Agreement shall be
   governed by, and construed in accordance with, the laws of the State of California.

          Section 8. Non-Exclusive Management. The Trust understands that the Investment Manager and its affiliates may furnish and may continue to furnish investment management and advisory services to others, and that the Investment Manager and its affiliates shall be at all times free, in their discretion, to make recommendations to, and investments for, others which may or may not have an interest in the securities whose purchase and sale the Investment Manager effects for the Portfolio. Actions taken by the Investment Manager on behalf of the Portfolio may be the same as, or different from, actions taken by the Investment Manager on its own behalf or for others and actions taken by the Investment Manager's affiliates, officers, directors, partners, employees of the Investment Manager or its affiliates, the family members of such persons or other investors.


          Section 9. Conflict of Interest. The Trust agrees that the Investment Manager may refrain from providing any advice or services concerning securities of companies of which any officers, directors, partners or employees of the Investment Manager or any of the Investment Manager's affiliates are officers or directors, or of companies for which the Investment Manager or any of the Investment Manager's affiliates act as financial adviser, investment manager or in any capacity that the Investment Manager deems confidential, unless the Investment Manager determines in its sole discretion that it may appropriately do so. The Trust appreciates that, for good commercial and legal reasons, material nonpublic information which becomes available to affiliates of the Investment Manager through these relationships cannot be passed on to the Investment Manager or the Trust.

          IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers, all as of the day and year first above written.

                              ALAMEDA-CONTRA COSTA MEDICAL
                              ASSOCIATION COLLECTIVE INVESTMENT
                              TRUST FOR RETIREMENT PLANS

                           By (Signature) Rogert Gwynn, M.D.
                              Chairman, Supervisory Committee

                              LAZARD FRERES & CO. LLC

                            By  (Signature) Robert P. Morgenthau
                            Its Managing Director